UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 2, 2009

CYBEX INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

New York	0-4538	11-1731581
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10 Trotter Drive, Medway, Massachusetts	02053
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (508) 533-4300

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01:	Material Definitive Agreements

(a) On March 2, 2009, Wachovia Bank, N.A. (“Wachovia”) provided to Cybex International, Inc. (the “Company”) an additional term loan availability of up to $1,000,000 (“Term Loan”), represented by the Company’s Promissory Note dated March 2, 2009 (the “Promissory Note”). The Promissory Note is issued pursuant to, and is subject to all of the terms and conditions of, the Loan Agreement between the Company and Wachovia dated July 30, 2007 (the “Wachovia Loan Agreement’). The Term Loan (a) bears interest at a rate per annum equal to the LIBOR Market Rate Index Rate plus two hundred twenty-five (225) basis points (2.25%), as that rate may change from day to day in accordance with changes in the LIBOR Market Rate Index Rate, (b) beginning on April 1, 2009, will be subject to monthly payments of interest only, and (c) will mature on December 31, 2009, at which time the entire balance of principal and interest is due and payable in full. The proceeds of the Term Loan will be utilized to purchase machinery and equipment.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: March 4, 2009

CYBEX INTERNATIONAL, INC.
(Registrant)

By:	/s/ John Aglialoro
Name:	John Aglialoro
Title:	Chief Executive Officer